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                                                                    EXHIBIT j(2)



                               CONSENT OF COUNSEL

                                AIM SERIES TRUST


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Global Trends Fund, a series portfolio of AIM Series Trust, which is included in Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-30551), and Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7787), on Form N-1A of AIM Series Trust.





                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 23, 2003